Exhibit 99.1
Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Announces Third Quarter 2015 Results

-Revenue Up 133%, EBITDA Up 281% over Comparative Period-

MILTON, ONTARIO – November 9, 2015 - Tribute Pharmaceuticals Canada Inc. (TSXV:TRX or OTCQX International:TBUFF) ("Tribute" or the "Company"), a diversified healthcare company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S., today announced its operational and financial results for the third quarter ended September 30, 2015. Unless otherwise indicated, all dollar amounts included herein are stated in Canadian dollars.

The Company's financial statements and management report are available at www.sedar.com, www.sec.gov and at www.tributepharma.com.

Financial Results Highlights

(in C$)	Three Months Ended September 30, 2015 (% Change)	Nine Months Ended September 30, 2015 (% Change)
Total Revenues	$9,007,850 (+132.8%)	$21,029,631 (+84.4%)
Gross profit	$5,654,303 (+200.7%)	$13,323,244 (+135.6%)
EBITDA1	$1,174,981 (+281.0%)	$1,381,748 (+155.1%)
1.	See below note regarding Non-GAAP financial measures.

Highlights of the Third Quarter 2015:

●	Total revenues for the three month period ended September 30, 2015 increased by 132.8% compared to the same period in 2014.
●	Other domestic product sales increased 441.2% and international sales increased by 154.9% in the three month period ended September 30, 2015 compared to the same period in 2014.
●	Gross profit for the three month period ended September 30, 2015 increased by 200.7% compared to the same period in 2014.
●	Gross profit as a percentage of total revenues for the three month period ended September 30, 2015 was 62.8% compared to 48.6% for the same period in the prior year.
●	EBITDA for the three month period ended September 30, 2015 increased by $1,175,000 or 281.0% compared to the same period in 2014.
●
IMS Health, an audited third party provider of sales data, reported an 89.2% increase in total prescriptions written for Cambia® during the three months ended September 30, 2015 compared to the three months ended September 30, 2014.

“During the third quarter, we continued to report strong growth with a 132.8% increase in revenues and a 200.7% increase in gross profit for the quarter. We accomplished this by successfully executing our business plan which included increased sales of our promoted products, increased sales of our international business and our ability to add new higher margin products through our business development efforts.  Cambia® continues to respond well to our sales force promotion and total prescriptions during the third quarter 2015 increased by 89.2% compared to the same period in 2014.  We should also note that Tribute did not take any price increases on any of our products during the quarter” said Rob Harris, President and CEO of Tribute.  “In addition to our strong financial results, we performed well operationally having completed the transition of the Medical Futures Inc. (“MFI”) acquisition that included the integration of twelve new products.  We also strengthened our sales force by adding five MFI sales representatives as part of our plan to increase promotion on key brands, but overall we expect to benefit from lower combined operational expenses resulting from existing synergies between the Tribute and the MFI businesses.  We also made excellent progress during the quarter by advancing the transition of the Fibricor® business in the U.S. market and the Fiorinal®, Fiorinal® C, Visken® and Viskazide® business in Canada.  Both of these transitions are expected to be completed in the fourth quarter of 2015.  We are also working closely with the Canadian regulatory agency to advance the submission to obtain approval to market bilastine in Canada.  Additionally, we intend to launch ibSium™ sometime during the first half of 2016.  ibSium™ is licensed from Lesaffre and was approved in Canada in June 2015.”  Mr. Harris concluded by saying, “we continue to focus on increasing shareholder value through strong organic growth and business development initiatives, and are very pleased with our performance so far this year.”

Proposed Merger Transaction:

On June 8, 2015, Tribute entered into an Agreement and Plan of Merger and Arrangement (the “Transaction Agreement”) with Pozen, Inc. (“Pozen”). Upon the completion of the transaction contemplated thereby, which is expected to occur in the fourth quarter of 2015, subject to satisfaction of various conditions, the combined company will be named Aralez Pharmaceuticals plc (“Aralez”). At closing, each common share of Tribute will be exchanged for 0.1455 Aralez ordinary shares.  This transaction is subject to shareholder approval, as well as various regulatory approvals.

In a joint press release issued on Friday, November 6, 2015, Pozen and Tribute also announced that they have each scheduled stockholder and shareholder meetings, respectively, in connection with Pozen's pending merger with Tribute and the combination under Aralez. Pozen's special meeting of its stockholders will be held on December 10, 2015 at 8:30 a.m. EST, at the offices of Pozen, 1414 Raleigh Rd, Suite 400, Chapel Hill, North Carolina. Tribute's special meeting of its shareholders will be held on December 9, 2015 at 10:00 a.m. EST at the offices of Fogler, Rubinoff LLP, Tribute's legal counsel, at 77 King Street West, Suite 3000, Toronto, Ontario. Such Pozen and Tribute meetings are being held to seek stockholder and shareholder approval, respectively, of the transaction agreement and the merger related matters.

Tribute is expected to mail its management information circular (the “Information Circular”) in the coming days, a copy of which will be available on the System for Electronic Document Analysis Retrieval (SEDAR) website maintained by the Canadian Securities Administrators at www.sedar.com and on the SEC's website at www.sec.gov. Tribute's shareholders of record as of the close of business on November 9, 2015 are entitled to vote at the Tribute shareholder meeting.

The Board of Directors of Pozen has unanimously recommended that Pozen stockholders vote to approve the transaction to be considered at Pozen's special meeting of its stockholders and the other proposals set forth in the proxy statement/prospectus on Form S-4. The Board of Directors of Tribute has unanimously recommended that Tribute shareholders vote to approve the transaction to be considered at Tribute's special meeting of its shareholders and the other proposals set forth in the Information Circular.

The Third Quarter Financial Results:

Three and Nine Month Period Ended September 30, 2015

Total revenues for the three month period ended September 30, 2015, increased by 132.8% to $9,007,900, compared to $3,868,900 in 2014. The increase in revenue was attributable to an increase in other domestic product sales of $4,372,400 or 441.2%, and international product sales of $768,300 or 154.9%.  Gross profit for the three month period ended September 30, 2015 was $5,654,300, an increase of 200.7%, or $3,773,800 compared to the same period in the prior year. Gross profit as a percentage of total revenues for the three month period ended September 30, 2015 was 62.8% compared to 48.6% for the same period in the prior year. Selling, general and administrative expenses for the three month period ended September 30, 2015, were $4,479,300 compared to $2,529,500 for the same period in 2014, an increase of $1,949,800 or 77.1%. The increase for the quarter is primarily due to the operational expenses related to the acquisition of Fibricor® and MFI. The net income before taxes for the three month period ended September 30, 2015 was $1,336,700 compared to a loss of $3,041,900 for the same period in the prior year. Excluding non-operating income of $2,093,300 for the three month period ended September 30, 2015 (2014 - $3,987,700 income), the loss from operations was $756,600 compared to the same period in the prior year of $945,800. Income from operations excluding amortization for the three month period ended September 30, 2015 was $1,175,000 compared to a loss in the same period in the prior year of $649,100, which represents an improvement of $1,824,000 or 281.0%.

For the nine month period ended September 30, 2015, total revenues increased by 84.4% to $21,029,600, compared to $11,403,800 in 2014. The increase in revenue was attributable to an increase in other domestic product sales of $8,410,000 or 285.5% and an increase in international product sales of $1,387,500 or 105.3%.  Gross profit for the nine month period ended September 30, 2015 was $13,323,200, an increase of 135.6%, or $7,667,700 compared to the same period in the prior year. Gross profit as a percentage of total revenues for the nine month period ended September 30, 2015 was 63.4% compared to 49.6% for the same period in the prior year. Selling, general and administrative expenses for the nine month period ended September 30, 2015 were $11,941,500, compared to $8,161,900 for the same period in 2014, an increase of $3,779,600 or 46.3%.  The increase on a year-to-date basis is primarily due to the operational expenses related to the acquisition of Fibricor® and MFI. The net loss before taxes for the nine month period ended September 30, 2015 was $12,664,400 compared to a loss of $4,647,100 for the same period in the prior year. Excluding non-operating expenses of $10,604,300 for the nine month period ended September 30, 2015 (2014 - $1,257,200 loss), the loss from operations was $2,060,100, compared to the same period in the prior year of $3,390,000. Income from operations excluding amortization for the nine month period ended September 30, 2015 was $1,381,700 compared to a loss in the same period in the prior year of $2,506,300, which represents an improvement of $3,888,100 or 155.1%.

The Company’s cash and cash equivalents position amounted to $13,228,700 at September 30, 2015 compared to $3,505,791 at December 31, 2014.

As at November 9, 2015, there were 126,240,542 common shares issued and outstanding, as well as 28,489,711 stock options outstanding.  As at November 9, 2015, there were 8,429,325 common share purchase warrants outstanding.

About Tribute Pharmaceuticals Canada Inc.

Tribute is a diversified healthcare company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution), Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide® and Collatamp® G in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval. Under the MFI acquisition, the Company also markets Proferrin®, Durela®, Resultz®, Iberogast®, Balanse®, Balanse® Kids, Balanse® Diaflor™, Mutaflor®, MoviPrep®, Normacol®, Pegalax® and Purfem® in Canada and has recently obtained Health Canada approval for ibSium™ and also has the Canadian rights to market Octasa® and BedBugz® upon regulatory approval in Canada.

Non-GAAP Financial Measures

In this news release, Tribute has used the term earnings before interest, taxes, depreciation and amortization ("EBITDA"), which is a non-GAAP financial measure.  For the purposes of calculating EBITDA, the Company has excluded the effect of foreign currency on the Company's debt. Management believes that EBITDA provides useful information to investors as it is an important indicator of the issuer's ability to generate liquidity through cash flow from operating activities, and is also used by investors and analysts for assessing financial performance and for the purpose of valuing an issuer, including calculating financial and leverage ratios. EBITDA does not have any standardized meaning under United States generally accepted account principles ("GAAP") and should not, therefore, be considered in isolation or used in substitute for measures of performance prepared in accordance with GAAP.  Other issuers may calculate this non-GAAP measure differently. Investors should be cautioned that this measure should not be construed as an alternative to net earnings, cash flow from operating activities or other measures of financial results determined in accordance with GAAP as an indicator of Tribute's performance.  The measure calculated in accordance with GAAP that is most directly comparable to EBITDA is Income from Operations less Amortization.  For the 9 months ended September 30, 2015 the Loss from Operations was $2,060,100 and the Amortization was $3,441,900 with Income from Operations less Amortization amounting to $1,381,700.

Additional Information and Where to Find It

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ARALEZ’S REGISTRATION STATEMENT ON FORM S-4 AND POZEN’S RELATED PRELIMINARY AND DEFINITIVE PROXY/PROSPECTUS AS WELL AS TRIBUTE’S INFORMATION CIRCULAR BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ARALEZ, POZEN, TRIBUTE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov. Investors and security holders will be able to obtain free copies of the Information Circular and other documents filed by Tribute on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com and on the SEC’s website at www.sec.gov. Investors and security holders may obtain free copies of the documents filed by Pozen with the SEC on Pozen’s website at www.pozen.com under the heading “Investors” and then under the heading “SEC Filings” and free copies of the documents filed by Tribute with the SEC on Tribute's website at www.tributepharma.com under the heading “Investors” and then under the heading “SEC Filings”.

Pozen and Tribute and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Pozen and shareholders of Tribute in connection with the proposed transaction. Information regarding the special interests, if any, of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus and Information Circular described above.  Additional information regarding the directors and executive officers of Pozen and Tribute is contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2014 filed with the SEC.

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains certain forward-looking statements about Tribute as defined in the applicable securities laws, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Such statements include, but are not limited to, the outlook in 2015 and beyond for Tribute, the transitions of certain business in the U.S. market and Canada expected to be completed in the fourth quarter of 2015, and the introduction of ibSium™ during the first half of 2016. Forward-looking statements, by their nature, are subject to risks and uncertainties. Tribute's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, any of which could cause actual results to vary materially from current results or anticipated future results, including but not limited to, those risks and uncertainties disclosed under the heading "Risk Factors" of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2014 and its other filings filed with the United States Securities and Exchange Commission and Canadian securities regulatory authorities, which are available online at www.sec.gov and at www.sedar.com, respectively.  Accordingly, readers should not place undue reliance on forward-looking statements. Tribute assumes no obligation to update any forward-looking statements.

Bezalip® SR and Soriatane® are registered trademarks and under license from Actavis Group PTC ehf. Cambia® is a registered trademark and under license from Depomed, Inc. Collatamp® G is a registered trademark and under license EUSA Pharma (Europe) Limited. Visken® and Viskazide® are registered trademarks under license with Novartis AG. Durela® is a registered trademark and under license from Cipher Pharmaceuticals Inc. Proferrin® is a registered trademark and under license from Colorado Biolabs, Inc. MoviPrep® and Normacol® are registered trademarks and under license from the Norgine group of companies. Iberogast® is a registered trademark and under license from Bayer Consumer Care AG.

For further information on Tribute visit the Company's website: http://www.tributepharma.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Tribute Pharmaceuticals Canada Inc.
Scott Langille
CFO
905-876-3166
scott.langille@tributepharma.com

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS
(Expressed in Canadian dollars)
(Unaudited)

	As at September 30, 2015	As at December 31, 2014
ASSETS
Current
Cash and cash equivalents	$13,228,708	$3,505,791
Accounts receivable, net of allowance of $nil (December 31, 2014 - $nil)	7,028,390	2,145,319
Inventories	3,235,531	1,037,387
Taxes recoverable	331,143	130,623
Loan receivable	15,814	15,814
Prepaid expenses and other receivables	316,483	187,279
Other current asset	19,400	-
Current portion of debt issuance costs, net	957,963	128,134
Total current assets	25,133,432	7,150,347
Property, plant and equipment, net	1,275,410	1,012,285
Intangible assets, net	79,108,376	40,958,870
Goodwill	6,802,603	3,599,077
Debt issuance costs, net	313,633	359,161
Total assets	$112,632,454	$53,079,740

LIABILITIES
Current
Accounts payable and accrued liabilities	$8,290,982	$4,344,606
Amounts payable and contingent consideration	9,528,525	-
Current portion of long term debt	1,853,179	1,319,030
Promissory convertible note	5,000,000	-
Debentures	12,500,000	-
Warrant liability	4,644,532	3,107,880
Total current liabilities	41,817,218	8,771,516
Deferred tax liability	6,931,475	-
Long term debt	15,067,972	13,967,493
Total liabilities	63,816,665	22,739,009

Contingencies and commitments

SHAREHOLDERS’ EQUITY
Capital Stock
AUTHORIZED
Unlimited Non-voting, convertible redeemable and retractable preferred shares with no par value
Unlimited common shares with no par value
ISSUED
Common shares 126,240,542 (December 31, 2014 – 94,476,238)	72,442,707	41,182,630
Additional paid-in capital options	3,941,669	2,713,605
Warrants	4,741,815	6,347,349
Accumulated other comprehensive income	19,400	-
Deficit	(32,329,802)	(19,902,853)
Total shareholders’ equity	48,815,789	30,340,731
Total liabilities and shareholders’ equity	$112,632,454	$53,079,740

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS,
 COMPREHENSIVE LOSS AND DEFICIT
(Expressed in Canadian dollars)
(Unaudited)

	For the Three Month Periods Ended September 30		For the Nine Month Periods Ended September 30
	2015	2014	2015	2014
Revenues
Licensed domestic product net sales	$2,379,932	2,381,710	6,968,164	7,121,403
Other domestic product sales	5,363,437	991,053	11,355,924	2,945,936
International product sales	1,264,481	496,153	2,705,543	1,318,002
Royalty and licensing revenues	-	-	-	18,414
Total revenues	9,007,850	3,868,916	21,029,631	11,403,755

Cost of Sales
Licensor sales and distribution fees	1,705,353	1,525,103	4,700,228	4,457,240
Cost of products sold	1,643,274	438,104	2,998,366	1,252,370
Expired products	4,920	25,228	7,793	38,584
Total Cost of Sales	3,353,547	1,988,435	7,706,387	5,748,194
Gross Profit	5,654,303	1,880,481	13,323,244	5,655,561
Expenses
Selling, general and administrative	4,479,322	2,529,534	11,941,496	8,161,873
Amortization of assets	1,931,603	296,723	3,441,839	883,649
Total operating expenses	6,410,925	2,826,257	15,383,335	9,045,522
Loss from operations	(756,622)	(945,776)	(2,060,091)	(3,389,961)

Non-operating income (expenses)
(Loss) gain on derivative instrument	136,150	(184,113)	136,150	(180,913)
Change in warrant liability	4,882,781	4,454,565	(3,994,708)	(163,184)
Unrealized foreign currency exchange (loss) on debt	(1,084,417)	-	(2,180,600)	-
Accretion expense	(75,521)	(36,738)	(222,983)	(102,264)
Restructuring costs	(23,711)	-	(1,156,109)	-
Transaction costs	(952,855)	-	(1,206,899)	-
Interest income	9,268	57,550	10,195	58,088
Interest expense	(798,417)	(303,613)	(1,989,392)	(868,911)
Income (loss) before tax	1,336,656	3,041,875	(12,664,437)	(4,647,145)
Deferred income tax (recovery)	(242,716)	-	(237,488)	-
Net income (loss) for the period	$1,579,372	$3,041,875	$(12,426,949)	$(4,647,145)
Unrealized gain on derivative instrument, net of tax	19,400	13,158	37,950	13,158
Net income (loss) and comprehensive income (loss) for the period	1,598,772	3,055,033	(12,388,999)	(4,633,987)
Deficit, beginning of period	(33,909,174)	(21,984,931)	(19,902,853)	(14,295,911)
Deficit, end of period	$(32,329,802)	$(18,943,056)	$(32,329,802)	$(18,943,056)
Earnings (loss) per share– Basic and diluted	$0.01	$0.03	$(0.11)	$(0.07)
Weighted Average Number of Common Shares – Basic	109,576,434	87,948,738	108,713,903	64,283,839
Weighted Average Number of Common Shares - Diluted	109,576,434	88,392,327	108,713,903	64,283,839

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)
For the Periods Ended September 30,

	For Nine Month Periods Ended
	2015	2014
Cash flows from (used in) operating activities
Net loss	$(12,426,949)	$(4,647,145)
Items not affecting cash:
Amortization	3,477,369	909,311
Changes in warrant liability	3,994,708	163,183
Share-based compensation	1,244,987	359,992
Unrealized foreign currency exchange loss	2,751,492	-
Accretion expense	222,983	102,264
Transaction costs	112,820	-
Paid-in common shares for services	-	211,812
Deferred tax recovery	(242,716)	-
Change in non-cash operating assets and liabilities	(3,867,230)	(736,585)
Cash flows (used in) operating activities	(4,732,536)	(3,637,168)
Cash flows from (used in) investing activities
Acquisition, net of cash acquired	(11,757,149)	-
Additions to property, plant and equipment	(16,063)	(6,525)
Increase in intangible assets	(6,495,802)	(231,620)
Cash flows (used in) investing activities	(18,269,014)	(238,145)
Cash flows from (used in) financing activities
Debt issuance costs	(1,125,756)	(128,181)
Options exercised	23,940	-
Debentures	12,500,000	-
(Repayment) advances of long term debt	(912,899)	2,211,000
Common shares issued	12,000,199	30,026,500
Share issuance costs	(1,092,847)	(2,648,813)
Warrants exercised	11,248,272	-
Cash flows from financing activities	32,640,909	29,460,506

Changes in cash and cash equivalents	9,639,359	25,585,193
Change in cash and cash equivalents due to changes in foreign exchange	83,558	327,184
Cash and cash equivalents, beginning of period	3,505,791	2,813,472
Cash and cash equivalents, end of period	$13,228,708	$28,725,849